EXHIBIT 10.5



                           ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this 30th day of September, 1999 by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), RIVERSIDE CHEVROLET, INC., an Oklahoma corporation (the "SELLER"), and the stockholders of the Seller set forth on the signature page hereto (individually, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                         W I T N E S S E T H:

      WHEREAS, the Seller is engaged in the ownership and operation of a Chevrolet automobile dealership business located at 707 W. 51st Street, Tulsa, Oklahoma 74107 (the "BUSINESS"); and

      WHEREAS, the Seller desires to sell and the Buyer desires to buy, or to cause one or more subsidiaries or affiliates of the Buyer to buy, substantially all of the assets pertaining to the Business, upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, at the closing of the transactions contemplated by this Agreement, the Landlords (as defined in Section 1.4 below) and the Buyer, as the Tenant, shall enter into the Dealership Lease (as defined in Section 1.4 below); and

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Seller is notifying the Manufacturer (as defined in Article I below) of the transactions contemplated by this Agreement;

      WHEREAS, contemporaneously with the execution of this Agreement, the Buyer has entered into an Asset Purchase Agreement dated as of the date hereof (the "JIM GLOVER PURCHASE AGREEMENT") with Jim Glover Dodge, Inc. ("JIM GLOVER DODGE") and certain stockholders of Jim Glover Dodge, with respect to the acquisition by the Buyer of the Dodge automobile dealership business owned by Jim Glover Dodge, and the Buyer has entered into a Stock Purchase Agreement dated as of the date hereof (the "RIVERSIDE NISSAN PURCHASE AGREEMENT") with Riverside Nissan, Inc. ("RIVERSIDE NISSAN") and the stockholders of Riverside Nissan, with respect to the acquisition by the Buyer of the Nissan automobile dealership business owned by Riverside Nissan;

      WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to the consummation of the transactions contemplated by the Jim Glover Purchase Agreement and the Riverside Nissan Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:




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                                   ARTICLE I

                              CERTAIN DEFINITIONS

      1.1 "ASSETS" shall mean: the New Vehicles (as defined in Section 3.1); the Demonstrators (as defined in Section 3.2); the Used Vehicles (as defined in
Section 3.5); the Parts (as defined in Section 4.3); the Miscellaneous Inventories (as defined in Section 5.1); the Work in Progress (as defined in
Section 5.3); the Fixtures and Equipment (as defined in Section 5.4); the Miscellaneous Assets (as defined in Section 5.5); the goodwill of the Business; and any other assets and properties of the Seller to be transferred to the Buyer hereunder.

      1.2 "CLOSING DATE" shall mean the date, not later than the Closing Date Deadline (as hereinafter defined), of the closing of the purchase and sale of the Assets (the "CLOSING"), which shall be a date designated by the Buyer not later than fifteen (15) days after receipt by the Buyer of the approvals, and the satisfaction of the other conditions, set forth in Sections 8.8, 8.13, 8.17, and 8.19, or such other date as is mutually agreed upon by the parties hereto. The Closing shall be held at the offices of Parker, Poe, Adams & Bernstein L.L.P., 2500 Charlotte Plaza, Charlotte, North Carolina at 9:00 a.m. on the Closing Date. The Closing shall be deemed to be effective as of the opening of business on the Closing Date.

      1.3 "CLOSING DATE DEADLINE" shall mean December 31, 1999; provided, however, if, as of December 31, 1999, the approvals or other conditions set forth in Sections 8.13, 8.17 or 8.19 of this Agreement shall not have been obtained, the Buyer may elect to extend the Closing Date Deadline for up to an additional thirty (30) days.

      1.4 "DEALERSHIP LEASE" shall mean that certain Lease Agreement substantially in the form of Exhibit 1.4 hereto, to be dated as of the Closing Date between the Buyer and the other persons and entities set forth on the signature page thereto (collectively, the "LANDLORDS") pursuant to which the Buyer will lease the real property, buildings and other improvements located at the real property described on Schedule 7.9(b).

      1.5 "INVENTORY DATE" shall mean the close of business on the date of completion of the Inventory (as defined in Section 4.1), which date shall not be more than three (3) days prior to the Closing Date, or such other date prior to the Closing as is mutually agreed by the Seller and the Buyer.

      1.6 "LIABILITIES" shall mean: (a) all obligations of the Seller arising in the ordinary course of business after the Closing Date, and not as a result of any breach or default, under (i) all contracts and leases of the Seller that are set forth on Annex A of Part I of Schedule 2.4 attached hereto, and (ii) all other contracts and leases of the Seller that are entered into in connection with the Business in the ordinary course of business at any time after the date hereof and on or prior to the Closing Date, but only if, in the case of both clauses (i) and (ii) above, the Buyer has agreed to assume such contracts and leases pursuant to the Assumption Agreement (as


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defined in Section 2.4 below); (b) the Inducement Fee as provided in Section 2.6 below; and (c) any floor plan indebtedness of the Seller assumed by the Buyer pursuant to Section 2.4(b) hereof.

      1.7 "MANUFACTURER" shall mean General Motors Corporation. For purposes of the Buyer's application to the Manufacturer, as contemplated by Section 10.11 below, the address of the Manufacturer and the relevant contact person at the Manufacturer are: Bill Albert (Zone Manager) (913/469-3009) and Mike Hudnell (Dealer Placement Manager) (913/469-3012) at 7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210.


                                  ARTICLE II

              SALE AND PURCHASE OF THE ASSETS; OTHER AGREEMENTS

      2.1 SALE AND PURCHASE. Upon the terms and subject to the conditions hereinafter set forth, at the Closing, the Seller will sell, transfer and convey the Assets to the Buyer and the Buyer will purchase the Assets from the Seller for the consideration set forth in this Agreement. The sale, transfer and conveyance of the Assets shall be made by the execution and delivery at the Closing of a bill of sale from the Seller in a form reasonably satisfactory to the Buyer's counsel (the "BILL OF SALE") and such other instruments of assignment, transfer and conveyance as the Buyer shall reasonably request. Except to the extent specifically included within the Assets, the Seller will not sell, and the Buyer will not purchase, any other tangible or intangible assets of the Seller including, but not limited to, the assets of the Seller listed on Schedule 2.1 attached hereto.

      2.2 AGGREGATE PURCHASE PRICE. (a) The purchase price (the "INITIAL PURCHASE PRICE") to be paid for the Assets shall consist of the sum of (i) Seventeen Million Five Hundred Thousand Dollars ($17,500,000), as the purchase price for the Business and the intangible assets included in the Assets (the "BUSINESS AND INTANGIBLE ASSETS PURCHASE PRICE"); (ii) the New Vehicle Purchase Price (as defined in Section 3.1); (iii) the Demonstrator Purchase Price (as defined in Section 3.2); (iv) the Used Vehicle Purchase Price (as defined in
Section 3.5); (v) the Parts Purchase Price (as defined in Section 4.4); (vi) the Miscellaneous Inventories Purchase Price (as defined in Section 5.1); (vii) the Work in Progress Purchase Price (as defined in Section 5.3); and (viii) the Fixtures and Equipment Purchase Price (as defined in Section 5.4). The parties acknowledge that the New Vehicle Purchase Price, the Parts Purchase Price, the Miscellaneous Inventories Purchase Price and the Work in Progress Purchase Price will be based upon information contained in Schedule 3.1 and the Inventory (as defined in Section 4.1), both of which are to be completed and delivered prior to the Closing Date. The parties also acknowledge that adjustments to those categories of Assets will have to be made after the Closing to reflect ordinary course increases or decreases in those assets between the time of delivery of such Schedule 3.1 and the Inventory and the Closing Date, and that the related components of the Initial Purchase Price will have to be adjusted to reflect any such adjustments to those Assets. All of the foregoing adjustments (with appropriate payments by the parties) will be made as promptly as possible after the Closing, the parties hereby agreeing to cooperate with each other in making such adjustments. Each party will use the Aggregate Purchase


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



Price (as defined below) and Liabilities allocation described in Schedule 2.2 hereto in all reporting to, and all tax returns filed with, the Internal Revenue Service and other state and local taxing authorities. The Seller and the Buyer will execute and deliver to each other at Closing a declaration under Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), in the form set forth in the regulations promulgated thereunder, which declaration shall reflect the allocation on Schedule 2.2.

            (b) In addition to the Initial Purchase Price as hereinabove provided, the Buyer shall pay to the Seller an amount equal to Five Hundred Thousand Dollars ($500,000) (the "CONTINGENT PURCHASE PRICE" and sometimes referred to herein, together with the Initial Purchase Price, as the "AGGREGATE PURCHASE PRICE") in the event that the Business acquired pursuant to this Agreement (the "DEALERSHIP BUSINESS") generates Pre-Tax Profits (as defined in
Section 2.8 below) of at least Four Million Five Hundred Thousand Dollars ($4,500,000) during the one (1) year period commencing on the later to occur of
(i) January 1, 2000 and (ii) the first day of the calendar month immediately following the month during which the Closing shall occur.

      2.3 PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer shall pay the Initial Purchase Price and, if due and payable, the Contingent Purchase Price as follows:

            (a) PAYMENT OF CASH. The Buyer shall deliver to the Seller cash, by wire transfer to an account or accounts designated by the Seller at least one Business Day prior to the Closing, in an amount equal to the sum of: (i) one hundred percent (100%) of the New Vehicle Purchase Price; plus (ii) eighty percent (80%) of each of (A) the Demonstrator Purchase Price, (B) the Used Vehicle Purchase Price, (C) the Parts Purchase Price, (D) the Miscellaneous Inventories Purchase Price, (E) the Work in Progress Purchase Price, (F) the Fixtures and Equipment Purchase Price and (G) the Business and Intangibles Assets Purchase Price. As used herein, the term "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or a day on which banks are required to be closed in the State of North Carolina.

            (b)   ISSUANCE OF PREFERRED STOCK.

                  (i) In payment of the balance of the Initial Purchase Price (such balance being hereinafter called the "STOCK COMPONENT"), the Buyer shall issue and deliver to the Seller that number of whole shares of the Buyer's Class A Convertible Preferred Stock, Series II, obtained by dividing the Stock Component by $1,000 (the "PREFERRED STOCK"). No fractional shares of Preferred Stock shall be issued; any such fraction of a share of Preferred Stock shall be paid in cash at the rate of $1,000 per whole share of Preferred Stock. The Preferred Stock shall be convertible into shares of the Buyer's Class A Common Stock, par value $.01 per share (the "COMMON STOCK"), and shall have such rights and preferences, all as set forth in the Certificate of Designation, Preferences and Rights with respect to the Preferred Stock, a copy of which is attached as
Exhibit 2.3(b) hereto (the "CERTIFICATE OF DESIGNATION"). Inasmuch as the Seller intends to distribute the Preferred Stock to certain of its stockholders at Closing, the Buyer shall issue and deliver the Preferred Stock to such stockholders in accordance with any written instructions delivered by the Seller to the Buyer at least five (5) Business Days prior to the Closing Date. Notwithstanding the foregoing or any such written


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



instructions, no stockholder of the Seller shall be issued any Preferred Stock by the Buyer unless (A) such stockholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (B) such stock holder shall have completed, executed and delivered to the Buyer an investor qualification questionaire in form and substance reasonably acceptable to the Buyer, (C) such stockholder shall have delivered to the Buyer such balance sheets and income tax returns reasonably requested by the Buyer to confirm such stockholder's status as an "accredited investor" and (D) if such stockholder is not a party to this Agreement, such stockholder shall have executed and delivered to the Buyer a certificate, in form and substance reasonably acceptable to the Buyer, whereby such stockholder shall make the representations and warranties contained in
Section 7.16.

                  (ii) Upon the issuance and delivery of the Preferred Stock to the Seller at the Closing, the Buyer's sole obligations with respect to the Preferred Stock and the Common Stock issuable upon conversion thereof (the "CONVERSION STOCK") shall be as follows:

                        (A) The Buyer shall use its best reasonable efforts to make available "current public information" about itself within the meaning of subsection (c)(1) of Rule 144 ("RULE 144") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act, to the extent necessary to facilitate resales of the Conversion Stock pursuant to Rule 144 or any successor rule; and

                        (B) The Buyer shall remove stop transfer instructions on and restrictive legends from certificates representing the Conversion Stock to the extent that either (I) the offer and sale of the Preferred Stock or the Conversion Stock may hereafter be registered under the Securities Act and under any applicable state securities or blue sky laws, (II) the Buyer has received an opinion of counsel, in form and substance reasonably satisfactory to the Buyer, that registration of such offer and sale is not required, or (III) the Sellers are eligible to sell the Conversion Stock pursuant to Rule 144 or any successor rule.

                  (iii) Except as set forth in the last sentence of this subsection (iii), during the Lock-Up Period (as defined below), the Seller and the Stockholders covenant and agree that none of them shall, without the prior written consent of the Buyer, directly or indirectly, (A) offer, pledge, sell, sell short, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Conversion Stock, the Preferred Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, with respect to any of the foregoing, or (B) enter into any swap or any other agreement or hedging arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Conversion Stock or the Preferred Stock, whether any such swap or transaction is to be settled by delivery of Conversion Stock or other securities, in cash or otherwise. The "LOCKUP PERIOD" shall be for a period beginning on the Closing Date and ending on the date that is one (1) year after the date on which all of such shares of Preferred Stock have been converted into


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



Conversion Stock. Notwithstanding the foregoing, the provisions of this Section 2.3(b)(iii) shall not prevent the Seller and the Stockholders from selling any shares of Conversion Stock pursuant to Rule 144 or any successor rule or from converting any shares of Preferred Stock.

            (c) PAYMENT OF CONTINGENT PURCHASE PRICE. As soon as reasonably practicable after December 31, 2000, the Buyer shall calculate the Pre-Tax Profits and determine whether the Contingent Purchase Price is due and payable. The Buyer shall deliver to the Seller a statement in writing setting forth in reasonable detail the determination of the Pre-Tax Profits. Provided that the condition set forth in Section 2.2(b) hereof shall have been met, the Buyer shall deliver to the Seller, in immediately available funds, by wire transfer to an account or accounts designated by the Seller, an amount equal to the Contingent Purchase Price. The Contingent Purchase Price shall be due and payable no later than the tenth (10th) business day after the date upon which the Pre-Tax Profits shall be determined by the Buyer.

      2.4   ASSIGNMENT AND ASSUMPTION.

            (a) At the Closing, the Seller will assign to the Buyer the Liabilities, and the Buyer will assume and agree to perform and discharge the Liabilities, pursuant to an assignment and assumption agreement with the Seller in a form reasonably acceptable to the Seller's counsel (the "ASSUMPTION AGREEMENT"). At the option of the Buyer, the Buyer may assume the Seller's liabilities with regard to accrued vacation and sick leave, as of the Closing, for all employees of the Business. If the Buyer assumes such liabilities, the Buyer will receive, at closing, a credit against the Purchase Price in the aggregate amount of such liabilities. Notwithstanding anything herein to the contrary, except as expressly provided in this Section 2.4 and in the Assumption Agreement, the Buyer does not and will not assume or become liable, or otherwise be responsible, for any obligations or liabilities of the Seller, of any kind whatsoever, fixed or contingent, known or unknown, and whether or not any of such liabilities or obligations are the subject matter of any of the representations and warranties of the Seller in this Agreement (collectively, the "RETAINED LIABILITIES"), as a result of the transactions contemplated in this Agreement. The Seller shall retain and agrees to satisfy and discharge, and otherwise be responsible for, all of the Retained Liabilities, including without limitation the Retained Liabilities set forth on Part II of Schedule 2.4.

            (b) Notwithstanding the provisions of Section 2.4(a) above, at the Closing, the Buyer may, if reasonably necessary, elect to assume the Seller's floor plan indebtedness outstanding as of the Closing and/or other indebtedness outstanding as of the Closing, in which case the Initial Purchase Price payable in cash at the Closing will be reduced by the unpaid principal of, and accrued interest on, such indebtedness outstanding as of the Closing, as set forth in estoppel and/or payoff letters from the respective lenders, or as otherwise mutually agreed by the Buyer and the Seller. In the event of such assumption, such indebtedness shall become part of the "Liabilities" for all purposes of this Agreement (including, without limitation, the indemnification obligations of the Buyer under Section 10.6 below); provided, however that the Seller and the Stockholders shall indemnify the Buyer for any breaches or defaults of the Seller with respect to such floor plan arrangements and agreements.



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      2.5 DEALERSHIP LEASE. At the Closing, the Buyer and the Landlords will execute and deliver the Dealership Lease.

      2.6 INDUCEMENT FEE. As an inducement to the Buyer to negotiate and enter into this Agreement and to undertake the further cost and expense of conducting its due diligence investigation and preparing to satisfy its obligations at the Closing, the Seller hereby agrees to pay to the Buyer not later than January 29, 2000, the sum of $500,000 (the "Inducement Fee"). The Inducement Fee will be included in the Liabilities and will become an obligation of the Buyer or any other person (including any holder of a right of first refusal, preemptive right or other similar right, with respect to any of the Assets) who acquires, directly or indirectly, the Assets, or any portion thereof, as a result of the execution and delivery by the Seller of this Agreement. The Inducement Fee will be canceled if this Agreement is terminated for any reason other than the exercise of a right of first refusal, preemptive right or other similar right, by the Manufacturer or any person claiming by, through or under it. Subject to the foregoing, the obligation to pay the Inducement Fee shall survive the termination of this Agreement.

      2.7 EMPLOYMENT AGREEMENT. At the Closing, Rod Maupin shall enter into an employment agreement with the Buyer substantially in the form of Exhibit 2.7 attached hereto (the "EMPLOYMENT AGREEMENT").

      2.8 PRE-TAX PROFITS. For purposes of this Agreement, "PRE-TAX PROFITS" shall be the pre-tax profits as determined from the Manufacturer's annual financial statement for the Dealership Business, subject to the following special rules:

            (a) no deduction shall be taken for federal and state income taxes owed by the Dealership Business;

            (b) Pre-Tax Profits shall be determined before any management fee expense allocation from the Buyer;

            (c) overhead expenses which are allocated to the Dealership Business but do not directly relate to the operation of the Dealership Business shall not be deducted in determining Pre- Tax Profits;

            (d) no deduction shall be taken for goodwill amortization of the Dealership Business;

            (e) no deduction shall be taken for any interest expense of the Dealership Business other than floor plan financing interest attributable to the Dealership Business and other interest expense directly attributable to the operation of the Dealership Business; and

            (f) Pre-Tax Profits shall be determined before calculation of Rod Maupin's monthly special bonus pursuant to his employment agreement with the Buyer, but after calculation of bonuses for all other employees of the Dealership Business.


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                                  ARTICLE III

                 NEW VEHICLES; DEMONSTRATORS AND USED VEHICLES

      3.1 NEW VEHICLES. At the Closing, the Buyer shall purchase all of the Seller's untitled new motor vehicles (meaning (i) current model year vehicles as of the Closing Date and (ii) if the Closing occurs on or before January 31, 1999, 1999 model year vehicles but excluding from clauses (i) and (ii) conversion vans or similar-type vehicles that have been in inventory longer than 180 days, rental cars and company vehicles) in the Seller's stock and unsold by the Seller as of the Closing Date and which are listed on Schedule 3.1 hereto, which schedule the Seller shall deliver to the Buyer not more than three (3) days prior to the Closing (the "NEW VEHICLES"). The purchase price to be paid by the Buyer for each New Vehicle shall be the price at which the New Vehicle was invoiced to the Seller by the Manufacturer, as adjusted pursuant to this Article III (the sum of all such amounts to be paid for New Vehicles as determined by this Article III is herein referred to as the "NEW VEHICLE PURCHASE PRICE"); provided, however, the purchase price of any pre-reported sold vehicles for which the sale cannot be reversed shall be as mutually agreed by the Buyer and the Seller. In the event the Buyer and the Seller cannot agree upon a price with respect to any such pre- reported sold vehicle, the Buyer shall not be obligated to purchase, and the Seller shall not be obligated to sell, such vehicle.
Schedule 3.1 shall set forth the model, invoice cost, and all other information necessary to calculate the New Vehicle Purchase Price with respect to each New Vehicle listed in such Schedule 3.1. At the Closing, the Seller shall assign to the Buyer, without any additional consideration therefor, by appropriate documents reasonably satisfactory to the Buyer, all unfilled retail orders and deposits made thereon. Any profits or proceeds derived from such unfilled retail orders shall belong to the Buyer.

      3.2 DEMONSTRATORS. At the Closing, the Buyer shall purchase all of the Seller's untitled new motor vehicles (meaning (i) current model year vehicles as of the Closing Date and (ii) if the Closing occurs on or before January 31, 1999, 1999 model year vehicles but excluding from clauses (i) and (ii) conversion vans or similar-type vehicles that have been in inventory longer than 180 days, rental cars and company vehicles) in the Seller's stock and unsold by the Seller as of the Closing Date which are used in the ordinary course of business for the purpose of demonstration, and that are listed on Schedule 3.2, which schedule the Seller shall deliver to the Buyer no more than three (3) days prior to the Closing (the "DEMONSTRATORS"). For purposes of this Agreement, (a) each motor vehicle with more than 6,000 miles on its odometer and (b) each vehicle which is used for the purpose of demonstration and which is not a current model year vehicle as of the Closing Date shall be deemed to be "used" rather than a "Demonstrator" or "New Vehicle". The purchase price to be paid by the Buyer for each Demonstrator shall be the price at which the Demonstrator was invoiced to the Seller by the Manufacturer, as adjusted pursuant to this Article III, and, if such Demonstrator has an odometer reading in excess of 500 miles, as reduced by an amount equal to ten cents ($.10) multiplied by the total mileage on the odometer (the sum of all such amounts to be paid for Demonstrators hereunder is herein referred to as the "DEMONSTRATOR PURCHASE PRICE"). Schedule 3.2 shall set forth each Demonstrator's model, invoice cost, odometer reading and all other


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information necessary to calculate the Demonstrator Purchase Price with respect to such Demonstrator.

      3.3 ADJUSTMENT OF NEW VEHICLE AND DEMONSTRATOR PURCHASE PRICE. The purchase price paid for each New Vehicle and each Demonstrator purchased under this Article III shall be: (a) increased by the dealer cost of any equipment and accessories which have been installed in such vehicle; and (b) decreased by the sum of (i) the dealer cost of any equipment and accessories which have been removed from such vehicle, (ii) if such vehicle shall have been in inventory for less than thirty (30) days as of the Closing Date, any factory floor plan assistance and advertising credits relative to such vehicle, and (iii) all paid or unpaid rebates, discounts, holdback for dealer account and other factory incentives (including without limitation rebates applied for and paid but not earned and incentive monies claimed on pre-reported units). Notwithstanding clause (ii) above, in the event that the amount of advertising funds which are held by the Manufacturer and are transferable to the Buyer exceed the amount of the advertising credits taken by the Buyer in clause (ii) above, then the purchase price paid for each New Vehicle and Demonstrator purchased under this
Article III shall be increased by the sum of (A) one hundred percent (100%) of such excess advertising funds which are withheld by the Manufacturer relative to such vehicle and (B) fifty percent (50%) of such excess advertising funds which are matched by the Manufacturer relative to such vehicle .

      3.4 DAMAGED OR REPAIRED NEW VEHICLES AND DEMONSTRATORS. If any New Vehicles or Demonstrators shall have suffered any damage prior to the Closing Date which is not reflected on Schedule 3.1 or Schedule 3.2, the Seller shall notify the Buyer in writing on or prior to the Closing Date. In such case, the Seller and the Buyer will attempt to agree on the cost to cover such repairs or some other equitable reduction in value to reflect such condition, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event the Buyer and the Seller cannot agree on the cost of repairs or the amount of reduction, the Buyer shall have no obligation to purchase any such damaged New Vehicle or Demonstrator and the Seller shall have no obligation to sell such damaged New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which shall have been damaged and repaired prior to the Closing Date, the Seller and the Buyer will attempt to agree on an adjustment to the price to reflect the decrease, if any, in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair, which amount shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event the Buyer and the Seller cannot agree on such adjustment, the Buyer shall have no obligation to purchase such New Vehicle or Demonstrator and the Seller shall have no obligation to sell such New Vehicle or Demonstrator.

      3.5 USED VEHICLES. The Buyer shall have no obligation to purchase any vehicle from the Seller other than its obligation hereunder to purchase the New Vehicles and the Demonstrators. The Seller and the Buyer shall perform an inventory of the Seller's motor vehicles that are not New Vehicles or Demonstrators (including conversion vans or similar-type vehicles that have been in inventory longer than 180 days, rental cars and company vehicles) as of the Inventory Date and, in connection with such inventory, the Seller and the Buyer shall attempt to assign a mutually agreed price to each such vehicle owned by the Seller as of the Closing Date. Any such vehicles as to which the Seller and the Buyer are unable to agree upon a price shall not be purchased by the Buyer


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



in connection herewith. Any such vehicles as to which the Seller and the Buyer shall agree upon a price are collectively referred to herein as the "USED VEHICLES," and shall be purchased by the Buyer, and sold by the Seller, at the Closing. The aggregate sum of all prices assigned to such Used Vehicles to be purchased by the Buyer pursuant to the terms of this Section 3.5 shall be referred to herein as the "USED VEHICLE PURCHASE PRICE."


                                  ARTICLE IV

                               PARTS/ACCESSORIES

      4.1 THE INVENTORY. The Buyer and the Seller shall engage a mutually acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "INVENTORY SERVICE") to prepare an inventory list (the "INVENTORY") of the parts and accessories, as well as of the Miscellaneous Inventories (as defined in Section 5.1), owned by and either used or held for use by the Seller in the Business. The Inventory (insofar as it relates to parts and accessories) shall be posted to the Manufacturer's approved system of inventory control. The cost of the Inventory shall be borne 50% by the Buyer and 50% by the Seller. The Buyer shall have the right to deduct the Seller's portion of such expense from the consideration to be paid to the Seller under the terms of this Agreement and to remit such sums directly to the Inventory Service. The Inventory shall be completed by the Inventory Date. The Inventory shall identify each part and accessory and its purchase price.

      4.2 RETURNABLE AND NON-RETURNABLE REPLACEMENT PARTS AND ACCESSORIES. The Inventory shall classify replacement parts and accessories as "returnable" or "nonreturnable." For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new replacement parts and new accessories (excluding prior model year vehicle parts and accessories) for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the Manufacturer, with supplements or the equivalent in effect as of the Closing Date (the "MASTER PRICE LIST"), as returnable to the Manufacturer at not less than the purchase price reflected in the Master Price List or in the most recent applicable price list. All parts and accessories listed (coded) in the Master Price List as non-returnable to the Manufacturer shall be classified as "nonreturnable." The purchase price for each "returnable part" and "returnable accessory" will be the price therefor listed in the Master Price List. The purchase price of each "nonreturnable" part and accessory shall be equal to a value mutually agreed upon by Buyer and the Seller. Any such "nonreturnable" part or accessory as to which the Buyer and the Seller are unable to agree upon a price shall not be purchased by the Buyer in connection herewith. The purchase price of all special order, non-stock, "Jobber" or "NPN" parts shall be equal to the Seller's original cost of such parts. The purchase price of all nuts, bolts and any other parts not addressed in this Section 4.2 shall equal the fair market value thereof as determined by the Inventory Service. The Buyer shall not be required to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories.

      4.3 PARTS. At the Closing, the Buyer shall purchase all parts and accessories owned by the Seller on the Closing Date and listed on the Inventory (the "PARTS") provided, however, that the Buyer shall not be obligated to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. The Seller agrees that if parts and accessories that the Buyer is not obligated to purchase hereunder are not removed from the Leased Premises within thirty (30) days after the Closing Date, they shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to provide access to the Seller for the purpose of removing such property during such thirty (30) day period.

      4.4 PARTS PURCHASE PRICE. The purchase price for the Parts will equal the value of such items shown on the Inventory, subject to the provisions of Section
4.2 above (the "PARTS PURCHASE PRICE").

      4.5 PARTS RETURN PRIVILEGES. The Seller shall assign to the Buyer at Closing any net parts return privileges under the Manufacturer's Parts Return Plans that may have accrued to the Seller prior to the Closing (and any other special parts return authorizations which may have been granted to the Seller by Manufacturer). At the request of the Buyer, the Seller shall use its reasonable best efforts to assist the Buyer in effecting any one-time parts return offered by the Manufacturer, and will promptly pay over to the Buyer any monies received from the Manufacturer related thereto.

                                   ARTICLE V

             MISCELLANEOUS INVENTORIES; WORK IN PROGRESS; FIXTURES
                                 AND EQUIPMENT

      5.1 MISCELLANEOUS INVENTORIES. At the Closing, the Buyer shall purchase
(a) all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such other miscellaneous useable and saleable articles in unbroken lots (including office supplies) which (i) are on the Seller's dealership premises, (ii) are owned by the Seller on the Closing Date, (iii) do not represent more than a sixty (60) day supply of any particular item(s), and
(iv) are identified in the Inventory taken by the Inventory Service on the Inventory Date and (b) all t-shirts, caps and other clothing items which bear the Seller's logo and are not defective or damaged in any manner (the "MISCELLANEOUS INVENTORIES"). The purchase price for the Miscellaneous Inventories shall be the sum of the replacement cost of the items set forth in clause (a) above, as determined by the Inventory Service and set forth on the Inventory, plus the actual cost incurred by the Seller for the items set forth in clause (b) above (the sum of all prices of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "MISCELLANEOUS INVENTORIES PURCHASE PRICE").

      5.2 MISCELLANEOUS ITEMS NOT INCLUDED IN THE INVENTORY. The Buyer shall have no obligation to purchase any miscellaneous items that are not included in the Miscellaneous Inventories. The Seller agrees that any miscellaneous items that are not included in the

Miscellaneous Inventories and are not removed from the Leased Premises within thirty (30) days after the Closing Date shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to provide access to the Seller for the purpose of removing such property during such thirty (30) day period.

      5.3 WORK IN PROGRESS. At the Closing, the Buyer shall buy at the Seller's actual cost for parts and labor such shop labor and sublet repairs as the Seller shall have caused to be performed on any repair orders which are in process at the opening of business on the Closing Date for which there are adequate credit arrangements (the "WORK IN PROGRESS") (the aggregate sum of all costs of the Seller for the Work in Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "WORK IN PROGRESS PURCHASE PRICE"). The Buyer shall complete such repair work and shall be entitled to the entire proceeds to be collected for such services.

      5.4 FIXTURES AND EQUIPMENT. At the Closing, the Buyer shall purchase all fixtures, machinery, equipment (including special tools and shop equipment, but excluding leasehold improvements), furniture and all signs and office equipment (including, without limitation, computer equipment used in normal dealership operations) owned by the Seller and used or held for use by the Seller in connection with the Business, including the items listed on Schedule 5.4 hereto, which the Seller shall deliver to the Buyer not later than five (5) days prior to the Closing (collectively referred to herein as the "FIXTURES AND EQUIPMENT"). The purchase price for all Fixtures and Equipment which have been purchased by the Seller on or after January 1, 1999 shall be the actual cost thereof as depreciated by the modified accelerated costs recovery system depreciation method as reflected in Schedule 5.4. The purchase price for all Fixtures and Equipment which were purchased by the Seller prior to January 1, 1999 shall be equal to the depreciated book value thereof as of December 31, 1998 less an amount equal to seventy-five percent (75%) of the book depreciation thereof from January 1, 1999 through the Closing Date as reflected in Schedule
5.4. The aggregate purchase price for all Fixtures and Equipment shall be referred to herein as the "FIXTURES AND EQUIPMENT PURCHASE PRICE"; provided, however, the Fixtures and Equipment Purchase Price shall not include the value of any items of Fixtures and Equipment which are leased pursuant to contracts or leases included in the Assumed Liabilities.

      5.5 MISCELLANEOUS ASSETS. At the Closing, and without payment of any additional consideration, the Buyer shall purchase all of the Seller's (i) unused shop repair orders, parts sales tickets, accounting forms, binders, office and shop supplies (not in unbroken lots) and such shop reference manuals, parts reference catalogs, non-accounting file copies for all sales of the Seller for the three (3) years preceding the Closing Date, (ii) copies of new and used car sales records and specifically wholesale parts sales records, new and used parts sales records, and service sales records for the three (3) years preceding the Closing Date, (iii) product sales training material and reference books on hand as of the Closing Date, (iv) customer and registration lists pertaining to the sale of motor vehicles, service files, repair orders, owner follow-up lists and similar records relating to the operation of the Business, (v) telephone numbers and listings used by the Seller in connection with the Business, (vi) names and addresses of the Seller's service customers and prospective purchasers, (vii) all lawfully transferrable licenses and permits of the Business, (viii) all rights and claims under or arising out of the contracts and leases included in the Liabilities, and (ix) the Seller's rights to the tradename "Riverside" and any other tradename used by the Seller, all of which are listed on Schedule 5.5 hereto, and any similar variations thereof (all the foregoing items collectively referred to herein as the "MISCELLANEOUS ASSETS").

      5.6 CERTAIN RECORDS OF THE SELLER; ACCESS BY THE SELLER. The Seller may retain all corporate records, financial records and correspondence which are not necessary for the continued operation of the Business by the Buyer. All records not retained by the Seller shall be referred to as the "TRANSFERRED RECORDS." Buyer agrees to maintain the Transferred Records for a period not less than six
(6) years after the Closing Date. The Seller and the Seller's representatives may have access to review and copy such information during the Buyer's regular business hours, upon reasonable notice, if such information is necessary to wind up the Seller's business affairs.

      5.7 WARRANTY OBLIGATIONS OF THE SELLER. To the extent that the Seller may have issued warranties on the vehicles sold by the Seller on or prior to the Closing Date and to the extent such warranties are not included in the Work in Progress, the Buyer shall have no responsibility to perform any services required under such warranties, unless authorized in writing by the Seller accompanied by arrangements in writing satisfactory to the Buyer to assure the Buyer of payment for all work performed by the Buyer, and, if so authorized by the Seller, the Seller shall reimburse the Buyer for all of the Buyer's costs for parts and labor in connection therewith at established internal rates for parts and labor. At the Closing Date, the Seller shall supply the Buyer with a list to which such warranties and guaranties, if any, are applicable, which list shall include the names of the purchasers, the make and year model of the vehicles purchased and the date of purchase. The Seller shall also supply to the Buyer at or prior to the Closing Date an address for and a designation of the person who will be responsible for authorizing the Buyer to perform any services under such warranties, if any, issued by the Seller on vehicles sold by it on or prior to the Closing Date. The Seller shall reimburse the Buyer promptly upon demand for all sums due or payable by the Seller to the Buyer hereunder.

      5.8 ACCOUNTS RECEIVABLE. The Seller shall retain all accounts receivable arising out of the operation of the Business prior to the Closing Date and the Buyer shall retain all accounts receivable arising out of sales and/or services of the Business on or after the Closing Date. After the Closing Date, the Buyer shall cooperate with the Seller and shall use reasonable and ordinary efforts, including providing the Seller access to the Buyer's books, records and employees (at the Seller's expense) to assist the Seller in its efforts to collect its accounts receivable for a period of six (6) months after the Closing. The Buyer shall accept payment of the Seller's accounts receivable at no charge to the Seller for a period of six (6) months after the Closing, and shall forward to the Seller, promptly upon receipt, all the money so received on said accounts. Notwithstanding anything to the contrary stated herein, the Buyer shall have no responsibility to collect any of the Seller's accounts receivable.


                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller and the Stockholders as follows:

      6.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. The Board of Directors of the Buyer has, or prior to the Closing will have, duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, and the transactions contemplated hereby and thereby. The Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

      6.2 NON-VIOLATION; CONSENTS. Except as set forth on Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Buyer's Restated Certificate of Incorporation or Bylaws, each as amended, or any resolution of the Board of Directors or the stockholders of the Buyer;
(b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Buyer; (c) violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer is bound or affected; or (d) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

      6.3 LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of the Buyer, threatened against or affecting the Buyer which might adversely affect the power or authority of the Buyer to carry out the transactions to be performed by it hereunder.

      6.4 AUTHORIZATION OF PREFERRED STOCK. The issuance of the Preferred Stock, as well as the shares of Conversion Stock, has been duly authorized by all necessary corporate action of the Buyer. Upon the issuance of the Preferred Stock pursuant to this Agreement, and upon the issuance of shares of Conversion Stock, such Preferred Stock and/or Conversion Stock, as the case may be, shall be validly issued, fully paid and non-assessable.

      6.5 CAPITALIZATION. The authorized capital stock of the Buyer consists of:

            (a) 3,000,000 shares of Preferred Stock, par value $0.10 per share, of which 300,000 shares are designated Class A Convertible Preferred Stock and are, in turn, divided into 100,000 shares of Series I (the "SERIES I PREFERRED STOCK"), 100,000 shares of Series II (the "SERIES II PREFERRED STOCK") and 100,000 shares of Series III (the "SERIES III PREFERRED STOCK"); as of August 23, 1999, approximately 12,947 shares of Series I Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, approximately 6,775 shares of Series II Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer, and approximately 11,683 shares of Series III Preferred Stock are issued and outstanding and/or are committed to be issued by the Buyer;

            (b) 100,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 23,447,763 shares are issued and outstanding as of August 23, 1999; and

            (c) 30,000,000 shares of Class B Common Stock, par value $0.01 per share, of which 12,300,000 shares are issued and outstanding as of August 23, 1999.

All outstanding capital stock of the Buyer is duly authorized, validly issued, fully paid and non-assessable and has been issued in conformity with all applicable federal and state securities laws.

      6.6 DISCLOSURE MATERIALS. The Buyer has delivered to the Sellers' Agent copies of (i) the Buyer's Prospectus dated April 29, 1999 (the "PROSPECTUS"),
(ii) the Buyer's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998, (iii) the Buyer's Quarterly Report on Form 10-Q for the three-month period ended on each of March 31, 1999 and June 30, 1999, (iv) any Current Reports on Form 8-K, filed after January 1, 1999, each in the form (excluding exhibits) filed with the SEC, and (v) the Buyer's proxy statement dated May 19, 1999 (collectively, such Forms 10-K, 10-Q and 8-K and the proxy statement being hereinafter referred to as its "REPORTS"). Neither the Prospectus nor any of the Reports contained, at the time of filing thereof with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      6.7 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                 ARTICLE VII

      REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE STOCKHOLDERS

      The Seller and each of the Stockholders, jointly and severally, represent and warrant to the Buyer, as follows:

      7.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. The Stockholders own all of the issued and outstanding stock of the Seller. Schedule 7.1 sets forth each person or entity which has an ownership interest in the Seller and the extent and nature of such ownership interest held by such owner. There are no outstanding options or warrants with respect to the capital stock of the Seller, nor are there any outstanding securities which are convertible or exchangeable into capital stock of the Seller. There are no voting trusts, shareholder agreements or other agreements, instrument or rights of any kind or nature whatsoever outstanding with respect to shares of capital stock of the Seller. The Seller has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Stockholders have full capacity, power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Stockholders in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Seller in connection herewith, have been duly authorized by all necessary corporate action and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Seller enforceable against the Seller in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Stockholders in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Stockholders enforceable against the Stockholders in accordance with their respective terms. The Seller has never operated the Business under any tradenames other than the tradenames listed or referred to in Section 5.5.

      7.2 NO VIOLATION; CONSENTS. Except as set forth in Schedule 7.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Seller's Articles of Incorporation or Bylaws, each as amended, or any resolution of the Board of Directors or stockholders of the Seller; (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller, any of the Assets, the Business or any of the Liabilities; (c) violate or conflict with or result in a breach of, or constitute a default under, or an event giving rise to a right of termination of, any Contract (as defined in Section 7.10), any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller or any of the Stockholders is a party or by which the Seller, any of the Stockholders or any of the Assets are bound or affected; (d) result in the creation or imposition of any Encumbrance upon any of the Assets; or (e) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

      7.3 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Seller and the Stockholders, threatened against the Seller or any of the Stockholders which might adversely affect the power or authority of any of them to carry out the transactions to be performed by any of them hereunder. There are no actions, suits or proceedings pending, or, to the knowledge of the Seller and the Stockholders, threatened against or affecting the Seller, other than those disclosed on Schedule 7.3 attached hereto, and none of the actions, suits or proceedings described on Schedule 7.3, if determined adversely to the Seller, will have, or could reasonably be expected to have, a material adverse effect upon the Assets or the Liabilities of the Seller or the business, prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Business. All actions, suits or proceedings pending, or, to the knowledge of the Seller and the Stockholders, threatened against or affecting the Seller are covered in full by insurance, without any reservation of rights, subject only to the payment of applicable deductibles.

      7.4 TITLE TO ASSETS; ENCUMBRANCES. Except as disclosed on Schedule 7.4 attached hereto, the Seller has good title to the Assets, free and clear of all liens (including tax liens), security interests, encumbrances, actions, claims, payments or demands of any kind and character (collectively, "ENCUMBRANCES"), except Encumbrances disclosed on Schedule 7.4 hereto and Encumbrances for ad valorem personal property taxes not yet due and payable. All of the Assets to be transferred hereunder conform, as to condition and character, to the descriptions of such Assets contained herein and will be transferred at the Closing free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable. There is no existing claim, or, to the knowledge of the Seller and the Stockholders, any basis for any claim, against the Seller that the Business or any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Seller is wrongfully or otherwise using the property rights of others. There is no existing claim, or, to the knowledge of the Seller and the Stockholders, any basis for any claim, by the Seller against any third party that the operations, activities or products of such third party infringe the patents, trademarks, trade names, copyrights or other property rights of the Seller or that such other third party is wrongfully or otherwise using the property rights of the Seller.

      7.5 PERMITS AND APPROVALS. Except as disclosed on Schedule 7.5 attached hereto, there are no permits or approvals used or obtained for use by the Seller which are required under applicable law in connection with the ownership or operation of the Business.

      7.6   FINANCIAL STATEMENTS.

            (a) The Seller has delivered to the Buyer the Seller's annual financial statements for each of the last two fiscal years of the Seller, as well as the monthly year-to-date financial statements of the Seller, all as described in Schedule 7.6(a)(i) attached hereto (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with the Manufacturer's published accounting manual and generally accepted industry accounting standards, each consistently applied. Each balance sheet included in the Financial Statements fairly presents the financial condition of the Seller as of the date thereof, and each related statement of income included in the Financial Statements fairly presents the results of the operations of the Seller for the period indicated, all in accordance with the Manufacturer's published accounting manual and generally accepted industry accounting standards, each consistently applied. Except as set forth on Schedule 7.6(a)(ii), to the knowledge of the Seller and the Stockholders, the Financial Statements contain adequate reserves for all reasonably anticipated claims relating to matters with respect to which the Seller is self insured. The Financial Statements are in accord with the books and records of the Seller, which books and records are true, correct and complete in all material respects.

            (b) The Seller has no outstanding material claims, liabilities, obligations or indebtedness of any nature, fixed or (to the knowledge of the Seller or the Stockholders) contingent, of a kind or type required by the Manufacturer's published accounting manual or generally accepted industry accounting standards to be reflected in the Financial Statements other than those which are (i) set forth in the Financial Statements; (ii) specified in the Schedules to this Agreement; or (iii) incurred in the ordinary course of business since the date of the Financial Statements and are of the kind and type reflected in the Financial Statements.

      7.7 BROKERS AND FINDERS. Neither the Seller nor any of the Stockholders has engaged any broker or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby, other than Ben Hicks & Associates, Inc., which fee or commission the entire cost will be borne by the Seller.

      7.8   COMPLIANCE WITH LAWS.

            (a) Except as set forth on Schedule 7.8(a) attached hereto, the Assets and the Leased Premises comply in all material respects with, and the Business has been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety and all Environmental Laws (as hereinafter defined)), applicable zoning and other laws, ordinances, regulations and building codes, and neither the Seller nor any of the Stockholders has received any notice of any violation thereof which has not been remedied.

            (b) Except as set forth on Schedule 7.8(b) attached hereto, (i) the Seller has not at any time generated, used, treated or stored Hazardous Materials (as hereinafter defined) on, or transported Hazardous Materials to or from, the Leased Premises or any property adjoining or adjacent to the Leased Premises and, to the knowledge of the Seller and the Stockholders, no party has taken such actions on or with respect to the Leased Premises, provided, however, certain petroleum products are stored and handled by the Seller in the ordinary course of business in compliance in all material respects with all Environmental Laws, (ii) the Seller has not at any time released or disposed of Hazardous Materials on the Leased Premises or any property adjoining or adjacent to the Leased Premises, and, to the knowledge of the Seller and the Stockholders, no party has taken any such actions on the Leased Premises, (iii) the Seller has at all times been in compliance in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Leased Premises, the Assets and the operation of the Business, (iv) there are no past, pending or, to the knowledge of the Seller and the Stockholders, threatened environmental claims against the Seller, the Leased Premises, any of the Assets or the Business, (v) to the knowledge of the Seller and the Stockholders, there are no facts or circumstances, conditions or occurrences regarding the Seller, the Leased Premises, any of the Assets or the Business that could reasonably be anticipated to form the basis of an environmental claim against the Seller, any of the Assets or the Business or to cause the Leased Premises, Assets or Business to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (vi) there are not now and, to the knowledge of the Seller and the Stockholders, never have been any underground storage tanks located on the Leased Premises, (vii) the Seller has not, nor to the knowledge of the Seller and the Stockholders has any other person, ever transported or arranged for the transportation of any Hazardous Materials to any site other than the Leased Premises, and (viii) except as set forth on Schedule 7.8(b), neither the Seller nor any Stockholder has operated the Business at any location other than the Leased Premises. The Seller has not received any notice, claim or demand from governmental entity or other person regarding the presence of Hazardous Materials at, on, under or around the Leased Premises or alleging that the Leased Premises is in violation of any Environmental Laws. As used herein, the term "ENVIRONMENTAL LAWS" shall mean all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended. As used herein, the term "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, asbestos, radioactive materials, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

            (c) Neither the Seller nor any of the Stockholders, nor any director, officer, agent or employee of the Seller or, to the knowledge of the Seller and the Stockholders, any other person or entity associated with or acting for or on behalf of the Seller, has, directly or indirectly, made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained from the Seller.

      7.9 FIXTURES AND EQUIPMENT; LEASED PREMISES. (a) The Fixtures and Equipment constitute in the aggregate all of the fixtures, machinery, equipment, furniture, signs and office equipment used or intended for use by the Seller in the Business. All Demonstrators have been operated in the ordinary course of business, are operated with dealer tags and have not had certificates of title issued with respect to them.

            (b) The Seller does not have any rights, title or interest in or to any real property other than its leasehold interests in the Leased Premises, and the only real property used by the Seller in connection with the Business is the Leased Premises. Schedule 7.9(b) hereto contains a complete list and description (including buildings and other structures thereon and the name of the owner thereof) of all real property of which the Seller is a tenant (herein collectively referred to as the "LEASED PREMISES,"). True, correct and complete copies of all leases of all Leased Premises (the "LEASES") have been delivered to the Buyer. The Fixtures and Equipment and the Leased Premises (including, without limitation, the roof, the walls and all plumbing, wiring, electrical, heating, air conditioning, fire protection and other systems, as well as all paved areas, included therein or located thereat) are in good working order, condition and repair and are not in need of maintenance or repairs except for maintenance and repairs which are routine, ordinary and not material in nature or cost. The Seller and the Stockholders do not have any knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Premises as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Premises).

            (c) There has been no work performed, services rendered or materials furnished in connection with repairs, improvements, construction, alteration, demolition or similar activities with respect to the Leased Premises for at least ninety (90) days before the date hereof; there are no outstanding claims or persons entitled to any claim or right to a claim for a mechanics' or materialman's lien against the Leased Premises; and there is no person or entity other than the Seller in or entitled to possession of the Leased Premises.

            (d) The Seller has all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the Business, all such easements and rights are perpetual, unconditional appurtenant rights to the Leased Premises, and none of such easements or rights are subject to any forfeiture or divestiture rights.

            (e) Neither the whole nor any portion of any of the Leased Premises has been condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and the Seller and the Stockholders do not know of any such condemnation, expropriation, sale or taking, or have any grounds to anticipate that any such condemnation, expropriation, sale or taking is threatened or contemplated. The Seller and the Stockholders have no knowledge of any pending assessments which would affect the Leased Premises.

            (f) None of the Leased Premises is in violation of any public or private restriction or any federal, state or local laws, rules, ordinances, codes or regulations, including without limitation, any building, zoning, health, safety or fire laws, rules, ordinances, codes or regulations, and no notice from any governmental body has been served upon the Seller or upon any of the Leased Premises claiming any violation of any such law, ordinance, code or regulation or requiring or calling to the attention of the Seller the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with. All improvements which comprise a part of the Leased Premises are located within the record lines of the Leased Premises and none of the improvements located on the Leased Premises encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Leased Premises or any easements or rights of way servicing the Leased Premises.

      7.10 CONTRACTS. The Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any contract or lease to be assigned to the Buyer hereunder (collectively, the "CONTRACTS"), and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller and the Stockholders, no other party to any Contract is in default in any respect of any of its obligations thereunder. Each of the Contracts is valid and in full force and effect and enforceable against the Seller in accordance with its terms, and, to the knowledge of the Seller and the Stockholders, enforceable against the other parties thereto in accordance with its terms. Except as set forth in Schedule 7.2 hereto, each Contract is assignable to the Buyer without the consent of the other party(ies) thereto.

      7.11 ADEQUACY OF ASSETS. Except for the Seller's cash and accounts receivable and rights under its dealership agreements with the Manufacturer, the Assets of the Seller, together with the Leased Premises and the Contracts (including all equipment leased pursuant to the equipment leases included in the Contracts) of the Seller, comprise all of the assets, properties, contracts, leases and rights necessary for the Buyer to operate the Business substantially in the manner operated by the Seller prior to the Closing. The failure by the Seller to satisfy and discharge in full any of the Retained Liabilities will not have, and could not reasonably be expected to have, a material adverse effect upon any of the Assets or Liabilities or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Business.

      7.12 TAXES. The Seller has filed all federal, state and local governmental tax returns required to be filed by it in accordance with the provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, excise, unemployment, social security, occupation, franchise, property and import taxes, duties or charges and all penalties and interest in respect thereof) required by such tax returns or otherwise to have been paid to date.

      7.13  EMPLOYEES; EMPLOYEE BENEFIT PLANS.

            (a) Schedule 7.13(a) attached hereto discloses, as of the date hereof, all of the Seller's employees, as well as each employee's compensation (including, separately, base pay and any incentive or commission pay), title, length of employment, employment contract, if any, and accrued vacation time. The Seller is not currently, nor has it ever been, a party to any collective bargaining agreement or other labor contract, and there has not been, nor is there pending or, to the knowledge of the Seller and the Stockholders, threatened, any union organizational drive or application for certification of a collective bargaining agent with respect to the Seller's employees.

            (b) The Seller has listed on Schedule 7.13(b) and has delivered to the Buyer true and complete copies of all Employee Benefit Plans (as defined below) and related documents, established, maintained or contributed to by the Seller. For the purpose of all of the representations in this Section 7.13(b), the term "Seller" shall include the Seller and all employers, whether or not incorporated, that are treated together with the Seller as a single employer within the meaning of Section 414 of the Code. The term "EMPLOYEE BENEFIT PLAN" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Seller and maintained or contributed to by the Seller. Where applicable, each Employee Benefit Plan (i) has been administered in material compliance with the terms of such Employee Benefit Plan and the requirements of ERISA and the Code, and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Seller neither maintains nor contributes to, and has never maintained or contributed to, an Employee Benefit Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Benefit Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or are reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or
(iii) have resulted in or are reasonably likely to result in any material liability (whether or not asserted as of the date hereof) of the Seller or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Benefit Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c) of the Code is so qualified or exempt as of the date hereof in each case, and such Employee Benefit Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Seller and the Stockholders, the amendments to and operation of any Employee Benefit Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Benefit Plan. No Employee Benefit Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Seller has not made any promises or incurred any liability under any Employee Benefit Plan or otherwise to provide health or other welfare benefits to current or future retirees or other former employees of the Seller, except as specifically required by law. There are no pending or, to the knowledge of the Seller and the Stockholders, threatened, claims (other than routine claims for benefit) or lawsuits with respect to the Employee Benefit Plans. Except as disclosed on Schedule 7.13(b), none of the Seller's employees or former employees has elected COBRA continuation coverage or has incurred a COBRA qualifying event since January 1, 1997.

      7.14  [INTENTIONALLY DELETED]

      7.15 MANUFACTURER COMMUNICATIONS. Except as set forth on Schedule 7.15, the Manufacturer has not (a) notified the Seller or any of the Stockholders of any deficiency in dealership operations, including, but not limited to, the following areas: (i) brand imaging, (ii) facility conditions, (iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or
(vi) sales incentives; (b) otherwise advised the Seller or any of the Stockholders of a present or future need for facility improvements or upgrades in connection with the Business; or (c) notified the Seller or any of the Stockholders of the awarding or possible awarding of its franchise to any person or entity in the Metropolitan Statistical Areas in which the Business operates.

      7.16 SPECIAL REPRESENTATIONS REGARDING THE PREFERRED STOCK AND THE CONVERSION STOCK:

            (a) The Seller and the Stockholders are individually referred to in this Section as an "INVESTOR". Each Investor understands that the Preferred Stock and the Conversion Stock (collectively, the "SECURITIES") will not be registered under the Securities Act or applicable state securities laws on the basis that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Buyer's reliance on such exemption is predicated on the representations and warranties of such Investor.

            (b) The Securities are being acquired for the account of the Investor for the purposes of investment and not with a view to the distribution thereof, as those terms are used in the Securities Act and the rules and regulations promulgated thereunder.

            (c) Each Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and each Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of acquiring the Securities; each Investor has delivered to the Buyer an Investor Qualification Questionnaire and any balance sheets and income tax returns reasonably requested by the Buyer to confirm such Investor's status as an "accredited investor."

            (d) Each Investor has received copies of: (i) the Prospectus dated April 29, 1999; (ii) the Form 10-K filing of Buyer for the year ended December 31, 1998 (without exhibits); (iii) the Form 10-Q filing of Buyer for the first and second quarters of 1999 (without exhibits); (iv) all Form 8-K filings of the Buyer filed after January 1, 1999 (without exhibits); and has been furnished such other information, and has had an opportunity to ask such questions and have them answered by the Buyer, as such Investor has deemed necessary in order to make an informed investment decision with respect to the acquisition of the Securities.

            (e) Each Investor understands, and has the financial capability of assuming, the economic risk of an investment in the Securities for an indefinite period of time.

            (f) Each Investor has been advised that such Investor will not be able to sell, pledge or otherwise dispose of the Securities, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws, and that the provisions of Rule 144, permitting routine sales of securities of certain issuers subject to the terms and conditions thereof, may not currently be available to such Investor with respect to the Securities.

            (g) Each Investor has, to the extent such Investor has deemed necessary, consulted with such Investor's own investment advisors, legal counsel and tax advisors regarding an investment in the Securities.

            (h) Each Investor acknowledges that the Buyer is under no obligation to (i) register the Securities or (ii) except as specifically set forth in this Agreement, to furnish any information or to take any other action to assist the Investor in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Securities by the Investor in the future; provided, however, that the Buyer will, at the Stockholders request and expense, provide such legal opinions and secretary certificates as are reasonably necessary for the Stockholders to sell or dispose of the Securities under Rule 144.

      7.17 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Seller or the Stockholders in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by the Seller or the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

      The obligations of the Buyer to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Buyer.

      8.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller and the Stockholders herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall have received a certificate from the Stockholders and a duly authorized officer of the Seller, dated the Closing Date, to such effect.

      8.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Seller or the Stockholders at or before the Closing shall have been duly performed or complied with in all material respects, and the Buyer shall have received a certificate from the Stockholders and a duly authorized officer of the Seller, dated the Closing Date, to such effect.

      8.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

      8.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of the Buyer.

      8.5 CORPORATE ORGANIZATION; ENCUMBRANCES. The Seller shall have furnished to the Buyer: (a) a certificate of good standing of the Seller issued by the Secretary of State of the State of Oklahoma dated no earlier than fifteen (15) business days prior to the Closing Date; (b) a copy of the Articles of Incorporation of the Seller certified by the Secretary of State of the State of Oklahoma dated no earlier than fifteen (15) business days prior to the Closing Date; (c) a certificate of the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying as to (i) no amendments to the Articles of Incorporation of the Seller since the date of the certificate delivered in accordance with Section 8.5(b); (ii) the Bylaws of the Seller attached to such certificate being true and correct; and (iii) the incumbency and signatures of the officers of the Seller executing this Agreement and any other agreements, instruments or documents to be executed by the Seller in connection herewith; and (d) recent UCC-11 search reports for the Seller (including reports for each of the trade names required to be listed under Section 5.5) or other evidence reasonably satisfactory to the Buyer and its counsel that the Assets are free and clear of all Encumbrances.

      8.6 BOARD RESOLUTIONS. The Seller shall have furnished to the Buyer a copy of the resolutions duly adopted by the directors and the stockholders of the Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of the Seller as of the Closing Date.

      8.7 NO DAMAGE. There shall have been no material adverse change or development in any of the Assets or the Liabilities of the Seller or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Business, and no event shall have occurred or circumstance exist that may, or could reasonably be expected to, result in such a material adverse change.

      8.8 MOTOR VEHICLE LICENSES. The Buyer shall have been licensed as a Motor Vehicle Dealer under applicable Oklahoma motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which the Buyer deems necessary or appropriate to conduct business as an automobile dealer at the Leased Premises or such other location as the Buyer may determine.

      8.9 CONSENTS AND APPROVALS. The Seller shall have obtained and delivered to the Buyer all other authorizations, consents and approvals from third persons and entities as are (a) required to assign the Contracts or (b) otherwise required of the Seller to consummate the transactions contemplated hereby.

      8.10 CERTIFICATES OF ORIGIN; ETC. The Seller shall have transferred to the Buyer certificates of title or origin for all New Vehicles, Demonstrators and, if applicable, Used Vehicles and all of its registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to the Business.

      8.11 TERMINATION OF THE SELLER'S AGREEMENTS WITH MANUFACTURER. The Seller shall have terminated in writing the Seller's dealer agreement and any other applicable sales and service agreements with the Manufacturer.

      8.12 BILL OF SALE; ETC. The Seller shall have executed and delivered to the Buyer a Bill of Sale, other documents of transfer of title contemplated hereby and any and all other documents necessary or desirable in connection with the transfer of the Assets, which documents shall warrant title to the Buyer consistent with this Agreement and shall in all respects be in such form as may be reasonably required by the Buyer and its counsel.

      8.13 MANUFACTURER APPROVAL. The Manufacturer shall have approved (a) the Buyer or the Buyer's affiliate as an authorized dealer at the present dealership locations in the Seller's existing facilities as currently configured for dealership operations, and (b) O. Bruton Smith or O. Bruton Smith's designee as the authorized dealer operator; and the Manufacturer shall have executed a dealer agreement, and any other applicable sales and service agreements, on terms reasonably satisfactory to the Buyer.

      8.14 CONSENTS; RELEASES OF ENCUMBRANCES. All consents, approvals, notices, filings and/or registrations set forth on Schedule 7.2 hereto shall have been obtained or made and the Seller shall have delivered to the Buyer evidence thereof reasonably satisfactory to the Buyer. The Seller shall have obtained releases or discharges of, or shall otherwise have made provision satisfactory to the Buyer for the release or discharge of, all Encumbrances set forth on
Schedule 7.4 hereto, except for Encumbrances which secure only the Liabilities.

      8.15 DEALERSHIP LEASE. The Landlords shall have executed and delivered the Dealership Lease to the Buyer. Any outstanding Leases shall have been terminated.

      8.16 CHANGE OF NAME. The Seller shall have delivered to the Buyer all documents, including, without limitation, resolutions of the directors and the Stockholders of the Seller, necessary to effect a change of name of the Seller after the Closing to names other than the corporate name and trade names referred to in Section 5.5 hereof or any variation thereof.

      8.17 HSR. All applicable waiting periods under the HSR Act (as defined in Section 10.14 below) shall have expired without any indication by the Antitrust Division (as defined in Section

10.14 below) or the FTC (as defined in Section 10.14 below) that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

      8.18 EMPLOYMENT AGREEMENT. Rod Maupin shall have executed and delivered to the Buyer the Employment Agreement.

      8.19 AUDITED FINANCIAL STATEMENTS OF THE BUYER. The Buyer shall have completed preparation of such audited financial statements of the Seller as may be required by applicable regulations of the SEC or by the Buyer's lenders.

      8.20 OPINION OF COUNSEL. The Buyer shall have received an opinion, reasonably acceptable in form and substance to Buyer's counsel, of Randall K. Calvert, Calvert Law Firm, counsel to the Seller and the Stockholders.

      8.21 OTHER BASIC AGREEMENTS. All conditions to the obligations of the Buyer under the Jim Glover Purchase Agreement and the Riverside Nissan Purchase Agreement shall have been satisfied or fulfilled unless waived in writing by the Buyer, and the closings under the Jim Glover Purchase Agreement and the Riverside Nissan Purchase Agreement shall have occurred or shall be occurring contemporaneously with the Closing of the transactions contemplated by this Agreement.

      8.22 COMPUTER SERVER ACCESSIBILITY. Hudiburg Chevrolet, Inc. shall have entered into a lease agreement with the Buyer in accordance with Section 10.20.

                                  ARTICLE IX

    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND THE STOCKHOLDERS

      The obligations of the Seller and the Stockholders to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Seller:

      9.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Seller shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

      9.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Buyer at or before the Closing shall have been duly performed or complied with in all material respects, and the Seller shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

      9.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

      9.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of the Seller.

      9.5 CORPORATE ORGANIZATION; BOARD RESOLUTIONS. The Buyer shall have furnished to the Seller: (a) a certificate of good standing of the Buyer issued by the Secretary of State of the State of Delaware dated no earlier than fifteen
(15) business days prior to the Closing Date; and (b) a certificate of the Secretary or an Assistant Secretary of the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Seller, certifying as to (i) the Restated Certificate of Incorporation of the Buyer attached to such certificate being true and correct; (ii) the Bylaws of the Buyer attached to such certificate being true and correct; (iii) the incumbency and signatures of the officers of the Buyer executing this Agreement and any other agreements, instruments or documents to be executed by the Buyer in connection herewith; and
(iv) the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      9.6 PAYMENT OF INITIAL PURCHASE PRICE; ASSUMPTION AGREEMENT. The Buyer shall have tendered to the Seller the Initial Purchase Price and shall have executed and delivered the Assumption Agreement.

      9.7 DEALERSHIP LEASE. The Buyer shall have executed and delivered the Dealership Lease to the Landlords.

      9.8 HSR. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

      9.9 EMPLOYMENT AGREEMENT. The Buyer shall have executed and delivered the Employment Agreement to Rod Maupin.

      9.10 OPINION OF COUNSEL. The Seller and the Stockholders shall have received an opinion of Parker, Poe, Adams & Bernstein, L.L.P., counsel to the Buyer, reasonably acceptable in form and substance to Seller's counsel.

      9.11 OTHER BASIC AGREEMENTS. All conditions to the obligations of the Seller (as defined in the Jim Glover Purchase Agreement) under the Jim Glover Purchase Agreement and all the conditions to the obligations of the Sellers (as defined in the Riverside Nissan Purchase Agreement) under the Riverside Nissan Purchase Agreement shall have been satisfied or fulfilled unless waived in writing by such party, and the closings under the Jim Glover Purchase Agreement and the Riverside Nissan Purchase Agreement shall have occurred or shall be occurring contemporaneously with the Closing of the transactions contemplated by this Agreement.


                                  ARTICLE X

                           COVENANTS AND AGREEMENTS

      10.1  [INTENTIONALLY DELETED]

      10.2 FURTHER ASSURANCES. The Seller and the Stockholders agree that they will, at any time and from time to time, after the Closing, upon request of the Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, in a form reasonably satisfactory to the Buyer's counsel, as may be reasonably required to convey and transfer to and vest in the Buyer, and protect its rights, title and interest in and enjoyment of, all the Assets.

      10.3 SATISFACTION OF CLOSING CONDITIONS. The parties hereto shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

      10.4 NO MATERIAL ADVERSE CHANGES. During the period from the date of this Agreement through the Closing Date, the Seller will operate the Business only in the ordinary course of business and in accordance with past practices. The Seller shall promptly notify the Buyer of any material adverse change or development in any of the Assets or the Liabilities or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Business, and of the occurrence of any event or circumstance that will, or could reasonably be expected to, result in such a material adverse change.

      10.5 ACCESS; ENVIRONMENTAL AUDIT. Until Closing, the Seller shall afford to the Buyer, its officers, employees, attorneys, accountants and such other representatives of the Buyer as the Buyer shall designate to the Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of the Seller, and to interview personnel, suppliers and customers of the Seller, in order that the Buyer may have full opportunity to make such further investigation as it shall reasonably desire of the Assets, the Liabilities and the Business. The Seller and the Stockholders shall furnish to the Buyer the due diligence materials set forth in
Schedule 10.5 hereto as soon as practicable, and shall provide to the Buyer and its representatives, including, without limitation, the aforementioned individuals, such additional information as the Buyer may reasonably request. The contact person(s) of the Seller for purposes of arranging such access and requesting such additional information is Rod Maupin. The Seller shall allow Dames & Moore (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Leased Premises in order to conduct an environmental investigation satisfactory to the Buyer in scope and


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



reasonably acceptable to the Seller (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer) of, and to prepare a report with respect to, the Leased Premises (the "ENVIRONMENTAL AUDIT"). The Seller shall provide to the Environmental Auditor: (a) reasonable access to all of its existing records concerning the matters which are the subject of the Environmental Audit; and (b) reasonable access to the employees of the Seller and the last known addresses of former employees of the Seller who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Environmental Auditor shall coordinate all visits to the Leased Premises and conversations with employees of the Seller with the Stockholders or their designee and shall use reasonable efforts to minimize any disruption of the Seller's business in performing such investigations. The Seller shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer shall pay 50% of the costs, fees and expenses in connection with the Environmental Audit and the Seller shall pay 50% of the costs, fees and expenses in connection with the Environmental Audit. The Buyer shall bear the costs, fees and expenses in connection with any financial audit.

      10.6  INDEMNIFICATION BY THE SELLER AND THE STOCKHOLDERS.

            (a) All representations and warranties of the Seller and the Stockholders contained herein, or in any agreement, certificate or document executed by either the Seller or the Stockholders in connection herewith, shall survive the Closing for a period of three (3) years with the exception of (i) the representations and warranties of the Seller and the Stockholders contained in Section 7.12, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days; (ii) the representations and warranties of the Seller and the Stockholders contained in Sections 7.6(b) and 7.8, which shall survive the Closing for a period of seven
(7) years; and (iii) the representations and warranties of the Seller and the Stockholders contained in Section 7.4, which shall survive the Closing for a period of five (5) years. The foregoing limitations of survival shall not in any way reduce the Seller's obligations with respect to the Retained Liabilities. As to each representation and warranty of the parties to this Agreement, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE." All information contained in any Schedule furnished hereunder by the Seller shall be deemed a representation and warranty by the Seller and the Stockholders made in this Agreement as to the accuracy of such information.

            (b) The Seller and the Stockholders, jointly and severally, agree to indemnify and hold harmless the Buyer and its stockholders, officers, directors, employees and agents, and their respective successors and assignees (collectively, the "BUYER INDEMNITEES"), from and against any and all losses, damages, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees incurred in connection therewith) ("LOSSES"), suffered by any of them or asserted against any of them or any of the Assets, arising out of or based upon (i) the breach or failure of any representation or warranty of the Seller or any Stockholder contained herein, or in any agreement, certificate or document executed by the Seller or any Stockholder in connection herewith, to be true and correct (regardless of any investigation made by or on behalf of the Buyer and regardless of any knowledge or information the Buyer may have), (ii) the breach of any covenant or agreement of the Seller or any Stockholder contained in this Agreement, (iii) the Retained Liabilities or any liability or obligation of any Stockholder, (iv) any arrangements or agreements made or alleged to have been made by the Seller or any Stockholder with any broker, finder or other agent in connection with the transactions contemplated hereby, (v) any waiver by the Buyer of the provisions of any applicable bulk sales laws, (vi) any breach or default by the Seller under any of its floor plan arrangements and agreements, (vii) any matter, item, circumstance or condition listed, contained or otherwise referred to on Schedule 7.8(a) or Schedule 7.8(b), (viii) any loss of life, injury to persons or property, or damage to natural resources caused by the actual, alleged, or threatened release, storage, transportation, treatment or generation, of Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Seller before the Closing Date, (ix) any cleanup of Hazardous Materials released, disposed of or discharged: (A) on, in, beneath or around to the Real Property prior to the date of the Closing; or (B) at any other location if such substances were generated, used, stored, treated, transported or released by the Seller prior to the Closing Date; (x) any and all costs of installing pollution control equipment or other equipment to bring any of the Leased Premises into compliance with any Environmental Law if such equipment is installed because any of the Leased Premises were not in compliance with any Environmental Laws as of the date of the Closing; or (xi) the use by the Stockholders of the "Riverside" tradename at the Riverside Autoplex Dodge, Jeep, Chrysler, Mazda and Honda automobile dealership operated by certain of the Stockholders in McAlester, Oklahoma. Neither the Seller nor the Stockholders shall be required to indemnify under Section 10.6(b)(i) unless the amount of all Losses (including claims for Losses) thereunder exceeds a cumulative aggregate total of $175,000, at which time rights to indemnification for Losses may be asserted for any amounts in excess of such cumulative aggregate total of $175,000. The aggregate amount of indemnification obligations of the Seller and the Stockholders under this Section 10.6(b) shall not exceed the Purchase Price.

            (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by a Buyer Indemnitee after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee shall have given an indemnifying party written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee. The provisions of this Section 10.6 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

      10.7  INDEMNIFICATION BY THE BUYER.

            (a) All representations and warranties of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, shall survive the Closing for a period of three years. All information contained in any Schedule furnished hereunder by the Buyer shall be deemed a representation and warranty by the Buyer made in this Agreement as to the accuracy of such information.



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



            (b) The Buyer agrees to indemnify and hold harmless the Seller and its stockholders, officers, employees, agents, successors and assigns (the "SELLER INDEMNITEES"), from and against any and all Losses incurred in connection with, suffered by any of them, or asserted against any of them, arising out of or based upon (i) the breach or failure of any representation or warranty of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, to be true and correct (regardless of any investigation made by or on behalf of the Seller and regardless of any information the Seller may have), (ii) the breach of any covenant or agreement of the Buyer contained in this Agreement, (iii) the Buyer's failure to discharge the Liabilities, or (iv) any arrangements or agreements made or alleged to have been made by the Buyer with any broker, finder or other agent in connection with the transactions contemplated hereby. The Buyer shall not be required to indemnify under Section 10.7(b)(i) unless the amount of all Losses (including claims for Losses) thereunder exceeds a cumulative aggregate total of $175,000, at which time rights to indemnification for Losses may be asserted for any amounts in excess of such cumulative aggregate total of $175,000. The aggregate amount of indemnification obligations of the Buyer under this Section 10.7(b) shall not exceed the Purchase Price.

            (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by any Seller Indemnitee under this Agreement after the applicable Survival Date unless prior to such Survival Date the Seller Indemnitee shall have given the Buyer written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Seller Indemnitee. The provisions of this Section 10.7 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

      10.8 CERTAIN TAXES. Personal property, use and intangible taxes and assessments and utility charges with respect to the Assets shall be prorated on a per diem basis and apportioned on a calendar year basis between the Seller, on the one hand, and the Buyer, on the other hand, as of the date of the Closing. The Seller shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, periods prior to the Closing Date and, with respect to any period commencing prior to the Closing Date and ending on or after the Closing Date (a "STRADDLE PERIOD"), the portion of the Straddle Period prior to the Closing Date. The Buyer shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, any period after the Closing Date and, with respect to any Straddle Period, the portion of the Straddle Period on or after the Closing Date. Any taxes attributable to the sale or transfer of the Assets to the Buyer hereunder shall be paid by the Seller.

      10.9 NO PUBLICITY. Except as may be required by law or the rules of the New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party. The parties shall cooperate with


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



each other in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

      10.10 NO NEGOTIATIONS OR DISCUSSIONS. Neither the Seller nor any of the Stockholders shall, directly or indirectly, at any time on or prior to the Closing Date, pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of the Assets of the Seller or capital stock of the Seller or any merger or consolidation or similar transaction involving the Seller.

      10.11 REGARDING THE MANUFACTURER. Immediately upon the execution of this Agreement, the Seller will notify the Manufacturer regarding the transactions contemplated by this Agreement, utilizing a form of notification acceptable to the Buyer. The Buyer shall promptly apply to the Manufacturer for, or cause an affiliate of the Buyer to apply to the Manufacturer for, the issuance of a franchise to operate an automobile dealership upon the Leased Premises or at such other location the Buyer shall determine in its sole discretion. Effective as of the Closing, the Seller shall terminate its Dealer Sales and Service Agreements with the Manufacturer. The Seller shall fully cooperate with the Buyer, and take all reasonable steps to assist the Buyer, in the Buyer's efforts to obtain its own similar Dealer Sales and Service Agreements with the Manufacturer. The contact person(s) of the Seller for purposes of requests by the Buyer for such assistance are Bill Albert (Zone Manager) (913/469-3009) and Mike Hudnell (Dealer Placement Manager) (913/469-3012) at 7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210. The parties acknowledge that the Buyer's Dealer Agreements are subject to the approval of the Manufacturer and that the Buyer would be unable to obtain its own, similar Dealer Sales and Service Agreements absent the Seller's termination of its agreements. Notwithstanding the foregoing, at the request of the Buyer, the Seller shall allow the Buyer, if reasonably necessary, for a period not to exceed thirty (30) days after the Closing, to utilize the Seller's dealer code with the Manufacturer until the Manufacturer has issued a new dealer code to the Buyer. The Buyer hereby agrees to indemnify the Seller from any and all liabilities arising out of the use by the Buyer of the Seller's dealer code including, without limitation, liabilities and obligations to the Manufacturer and to any floor plan lender or other creditor providing financing for products purchased under the Seller's dealer code by the Buyer (or by the Seller on behalf of the Buyer) after the Closing.

      10.12 THE SELLER'S EMPLOYEES. The Buyer shall have the right, but not the obligation, to employ any or all of the Seller's employees. If permitted by law and applicable regulations, the Seller shall, in consideration for the sale of substantially all of the Seller's assets in bulk, assign and transfer to the Buyer, without additional charge therefor, the amount of reserve in the Seller's State Unemployment Compensation Fund with respect to the Business and the corresponding experience rate. The Seller shall terminate its 401(k) plan prior to the Closing Date and in connection therewith shall amend the 401(k) plan to fully vest all accounts of all participants in the 401(k) plan and to provide for the distribution of all such accounts. The Seller shall deliver to the Buyer at Closing a duly executed plan amendment and resolutions of the Board of Directors and, if necessary, the Seller's stockholders reflecting the termination of the 401(k) Plan and related amendments to the 401(k) plan. The Seller also shall terminate all other Employee Plans as of the Closing Date and


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



shall provide the Buyer with formal documentation evidencing such terminations and the Seller shall indemnify and reimburse the Buyer for all Losses (as defined in Section 10.6(b)) incurred by the Buyer in connection with the termination and winding up of the Employee Plans. The Seller shall retain all liability and responsibility for its Employee Plans and shall promptly take any and all actions necessitated by or related to the amendment and/or termination of any Employee Plan, including but not limited to liquidation of plan assets and processing distributions to participants; filing of determination letter applications, final Forms 5500, and/or other notices with governmental authorities; and cancellation of insurance policies. Notwithstanding the foregoing, the Buyer shall have the option, in its sole discretion and exercised by the delivery to the Seller of a written request, to require the Seller to transfer any or all of the Seller's plans or related insurance policies to the Buyer (or other related entity which will continue the Seller's business).

      10.13 TERMINATION.

            (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing:

                  (i) by the written mutual consent of the parties heret prior to the Closing Date Deadline;

                  (ii) by the Buyer prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any material breach by the Seller or any of the Stockholders of any of their respective representations, warranties, covenants or agreements contained herein;

                  (iii) by the Seller prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any material breach by the Buyer of any of the Buyer's representations, warranties, covenants or agreements contained herein;

                  (iv) at any time after the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof), by written notice by the Buyer or the Seller to the other parties hereto if the Closing shall not have occurred on or before the Closing Date Deadline (as the same may have been extended in accordance with Section 1.3);

                  (v) by the Buyer, by written notice to the Seller, if the Buyer in its sole discretion is not satisfied with its due diligence investigation of the Seller, at any time during the period (the "DUE DILIGENCE PERIOD") commencing on the date hereof and ending on the close of business on the thirtieth (30th) day after the later to occur of: (A) the date upon which the Seller and the Buyer agree upon the form and substance of Schedule 5.5 and the Schedules delivered by the Seller pursuant to Article VII hereof and (B) the date of delivery by the Seller to the Buyer of the due diligence materials listed on Schedule 10.5 attached hereto;



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



                  (vi) by the Seller, by written notice to the Buyer, if the Seller in its sole discretion is not satisfied with its due diligence investigation of the Buyer, at any time during the Due Diligence Period.

                  (vii) by the Buyer, by written notice to the Seller, in the event that the Manufacturer, or any other person claiming by, through or under the Manufacturer, shall exercise any right of first refusal, preemptive right or other similar right, with respect to any of the Assets;

                  (viii)by the Buyer, by written notice to the Seller if, after any initial HSR Act filing, the FTC makes a "second request" for information pursuant to 16 C.F.R. ss.803.20, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby; or

                  (ix) by the Buyer, by written notice to the Seller, in the event that approval by the Manufacturer of the transactions contemplated hereby is not received by the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof);

provided, however, no party may terminate this Agreement pursuant to clauses
(ii), (iii), or (iv) above if such party is in material breach of any of its representations, warranties, covenants or agreements contained herein.

            (b) In the event of termination of this Agreement pursuant to
Section 10.13(a), this Agreement shall be of no further force or effect; provided, however, that any termination pursuant to Section 10.13(a) shall not relieve: (i) the Buyer of any liability under Section 10.13(c) below; (ii) the Seller and the Stockholders of any liability under Section 10.13(d) below; (iii) subject to Section 10.13(e) below, any party hereto of any liability for breach of any representation, warranty, covenant or agreement hereunder occurring prior to such termination; or (iv) any party hereto of its or his obligations hereunder to pay the fees and expenses of third parties; provided, further, that all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation hereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

            (c) If this Agreement is terminated by the Seller pursuant to
Section 10.13(a)(iv) hereof and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3) shall have been due to the Buyer's material breach of its representations, warranties, covenants or agreements under this Agreement, then the Buyer shall, upon demand of the Seller, promptly pay to the Seller in immediately available funds, as liquidated damages for the loss of the transaction, an aggregate termination fee of $1,750,000 ("the BUYER TERMINATION FEE").

            (d) If this Agreement is terminated by the Buyer pursuant to Section 10.13(a)(iv) hereof and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3) shall have been due to a material breach by any of the Stockholders or the Seller of a representation, warranty, covenant or agreement of such party under this Agreement, then the Seller shall, upon demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,750,000 (the "SELLER TERMINATION FEE").

            (e) In the case of termination of this Agreement pursuant to Section 10.13(a)(iv) hereof, the rights of the terminating party to be paid the Seller Termination Fee or the Buyer Termination Fee, as the case may be, shall be such party's sole and exclusive remedy for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller Termination Fee or the Buyer Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief (including specific performance) to which it would otherwise be entitled in the event of breach of any other party hereto.

            (f) The Seller and the Stockholders acknowledge and agree that the Buyer's due diligence investigation of the Seller and the Business, including, without limitation, its review of the Schedules attached hereto and the information and documentation received from the Seller, shall not constitute a waiver of, or otherwise modify, the Buyer's right to terminate this Agreement under Section 10.13(a)(v) hereof.

      10.14 HSR. Subject to the determination by the Buyer that compliance by the Seller and the Buyer with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), is not required, the Seller and the Buyer shall each prepare and file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. The Buyer shall pay any HSR Act filing fees.

      10.15 THE BUYER'S FINANCIAL STATEMENTS. The Seller shall allow, cooperate with and assist the Buyer's accountants, and shall instruct the Seller's accountants to cooperate, in the preparation of audited financial statements of the Seller as necessary for any required filings by the Buyer with the SEC or as required by the Buyer's lenders; provided, however, that the expense of such audit shall be borne by the Buyer.

      10.16 CURING BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon written notice by the Buyer of the discovery by the Buyer prior to the Closing of a breach of any representation and warranty of the Seller contained in this Agreement, the Seller will, if requested by the Buyer, at its expense, undertake to cure such breach prior to the Closing. In the event that such breach cannot, despite reasonable efforts, be fully cured prior to the Closing, the Seller shall diligently prosecute such efforts to effect such cure before and after the Closing until so cured. If the Buyer shall have requested the Seller to cure any such breach pursuant to this Section 10.16, the Buyer shall not be entitled to claim such breach as a failure of the Buyer's condition to close under Section
8.1 of the Agreement provided that (a) the Seller shall have cured such breach prior to the Closing or (b) in the event that such breach cannot, despite reasonable efforts, be fully cured prior to the Closing, the Seller shall be diligently prosecuting such efforts to effect such cure before the Closing.


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



      10.17 RIGHT OF FIRST OFFER.

            (a) If, at any time prior to the fifth (5th) anniversary of the Closing Date, the Buyer shall propose to sell the Business acquired from the Seller pursuant to this Agreement, the Buyer shall first give notice in writing to Rod Maupin, as agent for the Seller and the Stockholders (the "SELLER'S AGENT"), of its intention to do so, which notice (the "FIRST OFFER") shall constitute an offer to the Seller and the Stockholders to purchase the Business from the Buyer at the price and upon payment terms set forth in such notice. The Seller and the Stockholders, acting through the Seller's Agent, shall have a period of thirty (30) days after the giving of such notice by the Buyer to accept in writing (the "FIRST OFFER ACCEPTANCE") the Buyer's offer set forth in the First Offer. If the Seller and the Stockholders, acting through the Seller's Agent, shall have delivered the First Offer Acceptance to the Buyer prior to the expiration of such thirty (30) day period, the parties shall negotiate in good faith in an effort to finalize, execute and deliver a definitive purchase agreement containing customary terms with respect to such proposed sale. If the parties are unable to execute and deliver such definitive purchase agreement within a period of thirty (30) days after receipt by the Buyer of the First Offer Acceptance (the last day of such thirty (30) day period at 5:00 p.m., Eastern Time, being the "FIRST OFFER AGREEMENT DEADLINE"), the Buyer shall be free to sell the Business to any other person or entity during the one (1) year period commencing with the expiration of the First Offer Agreement Deadline at a price that is not less than 90% of the price proposed by the Buyer in the First Offer, and on payment terms which, overall, are no less favorable than such payment terms proposed by the Buyer in the First Offer.

            (b) The parties hereto acknowledge and agree that any rights granted to the Seller and the Stockholders pursuant to Section 10.17(a) are subject to the Manufacturer's (or any person claiming by, through or under the Manufacturer) right of first refusal, preemptive right or other similar right, with respect to the Business, and that any exercise of such right by a Manufacturer shall not be subject to Section 10.17(a). Accordingly, the parties hereto acknowledge that any potential closing of a purchase transaction pursuant to Section 10.17(a) will be contingent upon a determination by the Manufacturer that it does not wish to exercise its right of first refusal, preemptive right or other similar right with respect to the Business.

      10.18 CERTAIN INDEMNIFICATION PROCEDURES. The procedures to be followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

            (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "INDEMNIFIED PARTY") shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "INDEMNIFYING PARTY"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party.


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



            (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms and agrees, in writing, that it is obligated hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 10.6 or 10.7 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; PROVIDED, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such action, proceeding or claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnifying Party to such payment, settlement or compromise and such consent was unreasonably withheld or delayed, in which event no claim for indemnity therefor hereunder shall be waived.

            (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense, (ii) the Indemnifying Party shall not have exercised its right to assume the defense or
(iii) the Indemnifying Party shall have lost its right to continue the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.6 or 10.7 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action, proceeding or claim and enter into any monetary compromise or settlement; PROVIDED, HOWEVER, in the event that the Indemnified Party shall settle or compromise any action, proceeding or claim for which indemnification is due under Sections 10.6 or 10.7 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

            (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.



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



      10.19 USE OF RIVERSIDE NAME. The Buyer agrees not to institute any legal action to prevent the limited use by the Stockholders of the "Riverside" tradename at the Riverside Autoplex Dodge, Jeep, Chrysler, Mazda and Honda automobile dealership operated by certain of the Stockholders in McAlester, Oklahoma; provided, that, the use of the Riverside tradename shall not be used in any manner other than in connection with such automobile dealership at its present location and such automobile dealership shall not operate as a Nissan or Chrysler motor vehicle franchise. It is stipulated that any improper use by the Stockholders of the Riverside tradename would cause irreparable damage to the Buyer. The Buyer, in addition to any other rights or remedies which the Buyer may have, shall be entitled to an injunction restraining the Stockholders from violating or continuing any violation of this section. Such right to obtain injunctive relief may be exercised, at the option of the Buyer, concurrently with, prior to, after or in lieu of the exercise of any other rights or remedies which the Buyer may have as a result of any such breach or threatened breach.

      10.20 COMPUTER MATTERS. The Buyer acknowledges that the Seller does not own the computer hardware server currently used in the Business and that, pursuant to a lease, Hudiburg Chevrolet, Inc. provides access to its computer hardware server to the Seller. The Seller acknowledges that the Buyer is not purchasing the computer hardware server from the Seller and that the Buyer will not be able to have its own server in place at the Closing. The Seller and the Stockholders agree to take such steps as are necessary to permit the Buyer, upon reasonable terms and conditions, to access and utilize the computer hardware server owned by Hudiburg Chevrolet, Inc. and to cause Hudiburg Chevrolet, Inc. to enter into an agreement with the Buyer to such effect. The Buyer will use commercially reasonable efforts to obtain its own server as soon as reasonably practicable.


                                  ARTICLE XI

                                 MISCELLANEOUS

      11.1 ASSIGNMENT. Except as provided in this Section, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. The Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership, limited liability company or other entity controlled by the Buyer, including a corporation, partnership, limited liability company or other entity to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of the Buyer or of such corporation, partnership, limited liability company or other entity controlled by the Buyer (including any such acquisition by merger or consolidation); provided said assignment shall be in writing and the assignee shall assume all obligations of the Buyer hereunder, whereupon the assignee shall be substituted in lieu of the Buyer named herein for all purposes, and provided further, that the Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. The Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

      11.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Oklahoma.

      11.3 ACCOUNTING MATTERS. All accounting matters required or contemplated by this Agreement shall be in accordance with generally accepted accounting principles.

      11.4 FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

      11.5 AMENDMENTS; MERGER CLAUSE. This Agreement, including the schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement may not be amended except by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      11.6 WAIVER. To the extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by all the parties hereto. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

      11.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by facsimile or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or by confirmed facsimile or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                         If to the Buyer, to:

                         Sonic Automotive, Inc.
                         5401 E. Independence Boulevard
                         Charlotte, North Carolina 28212
                         Fax No.:  (704) 563-5116
                         Attention:  Chief Financial Officer

                         With a copy to:

                         Parker, Poe, Adams & Bernstein L.L.P.
                         2500 Charlotte Plaza
                         Charlotte, North Carolina 28244
                         Fax No.:  (704) 334-4706
                         Attention: John R. Hairr III

                         If to the Seller or the Stockholders, to:

                         David Hudiburg
                         6000 Tinker Diagonal
                         Midwest City, OK 73110
                         Fax No.: (405) 733-8041

                         With a copy to:

                         Randall Calvert
                         Calvert Law Firm
                         6520 N. Western, Suite 100
                         Oklahoma City, OK 73116
                         Fax No.: (405) 848-5052

      11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

      11.9 KNOWLEDGE. Whenever any representation or warranty of the Seller or any of the Stockholders contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller or any of the Stockholders, (a) such knowledge shall be deemed to include (i) the best actual knowledge, information and belief of the Seller and each Stockholder and (ii) any information which any of the Stockholders would reasonably be expected to be aware of in the prudent discharge of his duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Seller, and (b) the knowledge of the Seller or any of the Stockholders shall be deemed to be the knowledge of the Seller and all the Stockholders.

      11.10 ARBITRATION.

            (a)   [Intentionally Deleted]

            (b) Except as otherwise provided herein, any dispute, claim or controversy arising out of or relating to this Agreement or the interpretation or breach hereof shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by the Buyer and one of whom shall be appointed by the Seller within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within thirty (30) days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Charlotte, North Carolina. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

            (c) Notwithstanding the provisions of Section 11.10(b), any dispute relating to accounting matters shall be resolved as provided in this Section 11.10(c). The parties first shall use reasonable efforts to resolve any such accounting dispute. In the event the dispute has not been resolved within a reasonable amount of time, either the Buyer, on the one hand, or the Seller, on the other hand, may provide written notice to the other party that the matter will be submitted to a "Big Five" accounting firm mutually acceptable to the Buyer and the Seller (the "ACCOUNTANTS") for resolution. If issues in dispute are submitted to the Accountants for resolution: (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) such determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination.

            (d) Nothing contained in this Section 11.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.



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



      11.11 PERMITTED SUCCESSORS; ASSIGNS; NO THIRD PARTY BENEFICIARIES. Subject to Section 11.1, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors, heirs and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Seller, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

      11.12 HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.13 SEVERABILITY; CONSTRUCTION.

            (a) In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

            (b) This Agreement shall be construed equitably, in accordance with its terms, without regard to the degree which the Seller or the Buyer, or their respective legal counsel, have participated in the drafting of this Agreement.

      11.14 COOPERATION IN SEC FILINGS. At the request of the Buyer and at the Buyer's expense, the Seller and the Stockholders shall cooperate in the preparation by the Buyer of any filings to be made by the Buyer with the SEC including, without limitation, any filing with respect to a registered offering of its securities by the Buyer and the closing of the offering registered thereby.


                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BUYER:                        SONIC AUTOMOTIVE, INC.

                             By: /s/ O. Bruton Smith
                              -------------------------------------
                             Its: Chairman and CEO

SELLER:                       RIVERSIDE CHEVROLET, INC.

                              By: /s/ David Hudiburg
                              -------------------------------------
                              Its: Vice President

STOCKHOLDERS:                 /s/ Rod Maupin
                              -------------------------------------(SEAL)
                              Rod Maupin

                              /s/ David Hudiburg
                              -------------------------------------(SEAL)
                              David Hudiburg

                              /s/ Steven Hudiburg
                              -------------------------------------(SEAL)
                              Steven Hudiburg

                              /s/ Donna Dodson
                              -------------------------------------(SEAL)
                              Donna Dodson

                              /s/ Paula Tate
                              -------------------------------------(SEAL)
                              Paula Tate

                              /s/ Leslie Hudiburg
                              -------------------------------------(SEAL)
                              Leslie Hudiburg

                              Paul Hudiburg 1997 Dynasty Trust
                              (dated December 26, 1997)

                              By: /s/ David Hudiburg
                              -------------------------------------
                                    David Hudiburg, Co-Trustee

                              By: /s/ Steven Hudiburg
                              -------------------------------------
                                    Steven Hudiburg, Co-Trustee

                              By: /s/ Donna Dodson
                              -------------------------------------
                                    Donna Dodson, Co-Trustee

                              By: /s/ Paula Tate
                              -------------------------------------
                                    Paula Tate, Co-Trustee